UNITED STATES SECURITIES AND E CHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

              Date of Report:  December 19, 1997



                         MEDPLUS, INC.
 (Exact name of registrant as specified in its charter)

             Ohio                        48-1094982
(State or other jurisdiction of     (I.R.S. Employer
incorporation or organization)     Identification No.)


          8805 Governor's Hill Drive, Suite 100
                 Cincinnati, OH  45249
       (Address of principal executive offices)

                   (513) 583-0500
   (Registrant's telephone number, including area code)


                              N/A
         (Former name or former address, if changed
                     since last report)






Item 5. Other Events. On December 19, 1997, the registrant issued the attached press release announcing a change in its fiscal year end and that Philip S.
Present II, its chief operating officer, has been elected to the registrant's board of directors to fill the vacancy created by an increase in the number of directors from five to six.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

99.1  Press release dated December 19, 1997.


Item 8. Change in Fiscal Year. On December 13, 1997, the Board of Directors of MedPlus, Inc. (the
"Company") authorized a change in the fiscal year of the Company. The date of the new fiscal year end is January 31, 1998. The date of the Company's old fiscal year end was December 31, 1997. The transition report for the one month transition period of January 1997 will be reported on the Company's Form 10-K for the year ending January 31, 1998. The Form 10-K for the year ending January 31, 1998 will be filed on or before April 31, 1998.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 MEDPLUS, INC.



Date: December 19, 1997         By:______________________________
                                   Daniel A. Silber,
                                   Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE             CONTACT: Philip S. Present, II
                                           Chief Operating Officer
                                           (513) 583-0500


MEDPLUS ANNOUNCES NEW BOARD MEMBER AND CHANGE IN FISCAL YEAR END

CINCINNATI, DECEMBER 18, 1997 3/4 MedPlus Inc. today announced the election of Philip S. Present II, chief operating officer (COO), to MedPlus' board of directors and the change in the company's fiscal year end from December 31 to January 31. The change in fiscal year end is effective for the year ending January 31, 1998.

Present's election to the board will fill the vacancy created by an increase in the number of directors from five to six. As a board member, Present will assume a greater role in leading the direction of the company. Prior to joining MedPlus in 1995, Present served 22 years with the certified public accounting firm of KPMG Peat Marwick LLP.


MedPlus is a publicly traded (NASDAQ:MEDP), Cincinnati-based company that develops, sells and supports hardware and software solutions to address the needs of health care organizations. Product offerings include electronic patient records systems, optical document archival and retrieval systems, intelligent bar coding solutions, object-oriented workflow and document management systems and hospital, reference laboratory and physician office productivity consulting.

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